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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS

Burnham Pacific Properties, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-10559 and 333-58347 on Form S-8 and 33-56555 and 333-31591 on Form S-3 of
Burnham Pacific Properties, Inc. of our report dated February 23, 1999 (March 9, 1999 as to paragraph 4 of Note 18) appearing in this Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1998.

//Deloitte & Touche, LLP//

March 29, 1999
San Diego, California